EXHIBIT 10.2
AVANOS MEDICAL, INC.

FULL AND FINAL RELEASE OF CLAIMS AND COVENANT NOT TO SUE

    This Full and Final Release of Claims and Covenant not to Sue (“Agreement”) is made and entered into between Michael C. Greiner (“Employee”) and Avanos Medical, Inc., a Delaware corporation (the “Company”).

1.    SEPARATION FROM EMPLOYMENT. Employee’s employment is terminated and Employee’s last day on the payroll was April 18, 2025 (the “Separation Date”).

2.    SEPARATION BENEFITS. Employee agrees and understands that the consideration described in Section 3 of this Agreement is provided through a Separation and Consulting Agreement between Employee and the Company (the “Separation Agreement”), which also requires the execution of this Agreement as a condition to the payment of benefits under the Separation Agreement.

3.    CONSIDERATION. In consideration of Employee’s decision to enter into the Separation Agreement, following the Company’s receipt of this Agreement executed by the Employee and the expiration of the seven (7) day period within which the Employee may revoke Employee’s acceptance of this Agreement as explained below (and provided Employee has not exercised such right of revocation), and subject to the terms and conditions of the Separation Agreement, the Company will provide Employee with the Separation Benefits described in Section 4(a) of the Separation Agreement.

Employee further acknowledges the Separation Benefits (other than the Consulting Fees) will be subject to reduction to satisfy: (i) all federal, state and local employment and withholding tax obligations to the extent required by law and (ii) any other payroll reductions deemed appropriate by the Company. Employee agrees that, except for the amounts withheld, Employee shall be fully responsible for paying any taxes, interest, penalties, or other amounts due on the above payments and the Company makes no representation as to the tax treatment of any consideration under this Agreement or the Separation Agreement. All above payments will be made as provided in the Separation Agreement, provided this Agreement becomes final and binding.

4.    ACKNOWLEDGEMENT REGARDING PAYMENTS AND BENEFITS. Employee acknowledges and agrees that he has been paid all wages and accrued benefits to which he is entitled through the date of execution of this Agreement. Other than the payments set forth in this Agreement, the parties hereto agree that the Company owes no additional amounts to Employee for wages, back pay, severance pay, bonuses, damages, accrued vacation, benefits, insurance, sick leave, other leave, or any other reason.

    5.    FULL AND FINAL RELEASE. In consideration of the payments being provided to Employee above, Employee, for Employee, Employee’s attorneys, heirs, executors, administrators, successors and assigns, fully, finally and forever releases and discharges the Company, all parent, subsidiary, related and affiliated companies, as well as its and their

EXHIBIT 10.2
successors, assigns, officers, owners, directors, agents, representatives, attorneys, and employees (all of whom are referred to throughout this Agreement as the “Released Parties”), of and from all claims, demands, actions, causes of action, suits, damages, losses, and expenses, whether known or unknown, of any and every nature whatsoever, as a result of actions or omissions occurring through the execution date of this Agreement. Specifically included in this waiver and release are, among other things, any and all claims of alleged employment discrimination, either as a result of the separation of Employee’s employment or otherwise, any claims under any severance pay plan of the Released Parties, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act (FMLA), the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification (WARN) Act, the Uniformed Services Employment and Reemployment Rights Act (USERRA), the Ledbetter Fair Pay Act, the Genetic Information Nondiscrimination Act of 2008, the Internal Revenue Code (IRC), the US tax code, the Employee Retirement Income Security Act (ERISA), any other federal, state or local statute, rule, ordinance, or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, fraud, defamation, or any other unlawful behavior, the existence of which is specifically denied by the Released Parties.

Notwithstanding the provisions of any law, and for the purpose of implementing a full and complete release and discharge of the Released Parties, Employee expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims that Employee does not know or suspect to exist in Employee’s favor at the time Employee executes this Agreement, and that this Agreement contemplates the extinguishment of any such claims.

The above release does not waive any rights or claims that (a) may arise after the date on which Employee executes this Agreement; (b) cannot lawfully be released under applicable law, including, but not limited to, unemployment benefits and workers’ compensation claims, (c) constitute an award to Employee from or by a Government Agency for providing information. In addition, nothing in this Agreement is intended to waive any vested right that Employee may have under any pension, 401(k) plan or other benefit plan provided by the Released Parties, and nothing in this Agreement shall prohibit Employee from enforcing such rights. Further, the above release shall not apply to any obligation of the Company pursuant to the Separation Agreement, any rights in the nature of indemnification which Employee may have, any rights that Employee may have to obtain contribution in the event of the entry of judgment against Employee as a result of any act or failure to act for which both Employee and the Company are jointly responsible or any vested benefit to which Employee is entitled under the Company’s employee benefit plans.

6.    COVENANT NOT TO SUE. Except as expressly set forth in Section 7 below, Employee further hereby AGREES NOT TO FILE A LAWSUIT or other legal claim or charge to assert against any of the Released Parties any claim released by this Agreement.

7.    NON-INTERFERENCE. Nothing in this Agreement shall be construed to prohibit Employee from filing a charge or participating in any investigation or proceeding before any federal, state or local agency or commission including, but not limited to, the Equal

EXHIBIT 10.2
Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, and the Securities and Exchange Commission (collectively, “Government Agencies”). In addition, nothing in this Agreement shall limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Employee’s right to receive an award for information provided to any Government Agencies regarding any violation of any Securities and Exchange Commission regulation or financial fraud or misconduct. Notwithstanding the foregoing, to the maximum extent permitted by law, Employee waives Employee’s right to recover damages as a result of any charge or lawsuit filed by Employee or by anyone else on Employee’s behalf, including a class or collective action, whether or not Employee is named in such proceeding. Furthermore, pursuant to the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (2) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.

8.    NO OTHER CLAIMS. Employee understands that Employee is releasing claims about which Employee may not know anything at the time Employee executes this Agreement. Employee represents and warrants that Employee has (a) filed no claims, lawsuits, charges, grievances, or causes of action of any kind against the Released Parties and, to the best of the Employee’s knowledge, Employee possesses no such claims (including Fair Labor Standards Act (“FLSA”) and worker’s compensation claims) that Employee has not already disclosed to the Released Parties; (b) received any and all compensation (including overtime compensation), meal periods, and rest periods to which Employee may have been entitled, and Employee is not currently aware of any facts or circumstances constituting a violation by the Released Parties of the FLSA or other applicable wage, hour, meal period, and/or rest period laws that Employee has not already disclosed to the Released Parties; and (c) not suffered any work-related injury or illness within the twelve (12) months preceding Employee’s execution of this Agreement, and Employee is not currently aware of any facts or circumstances that would give rise to a worker’s compensation claim against the Released Parties that Employee has not already disclosed to the Released Parties.

9.    DUTY TO COOPERATE. Employee agrees to be available on a reasonable basis to assist the Released Parties with any investigation, claim, suit, or other proceeding that is pending or threatened by or against the Released Parties. Employee further agrees to promptly inform the Company’s General Counsel if Employee is requested to: (a) testify in connection with or otherwise become involved in any claim against the Released Parties; or (b) assist with or participate in any investigation of the Released Parties. The Company’s General Counsel may be contacted via mail at the following address: General Counsel, Avanos Medical, Inc., 5405 Windward Parkway, Alpharetta, Georgia 30004.

EXHIBIT 10.2
10.    NON-DISPARAGEMENT. Employee agrees that Employee has not and will not (including during the time period while this Agreement was under consideration by Employee) make any defamatory or maliciously disparaging statements about the Released Parties, the Released Parties’ products or services, or the Released Parties’ representatives or employees to current, former or prospective customers or suppliers or other business relations, to the media, or to other members of the public.   Nothing in this Agreement shall be deemed to preclude the Company or Employee from providing truthful testimony or information pursuant to subpoena, court order, or similar legal process, or from providing truthful information to Government Agencies. The Company will not (including during the time period while this Agreement was under consideration by Employee), and will instruct the Company’s board of directors and the senior management team of the Company not to, make any defamatory or maliciously disparaging statements about Employee to current, former or prospective employers or other business relations, to the media, or to other members of the public.

11.    NON-ADMISSION OF LIABILITY OR WRONGFUL CONDUCT. This Agreement shall not be construed as an admission by the Released Parties of any liability or acts of wrongdoing or discrimination, nor shall it be considered to be evidence of such liability, wrongdoing, or discrimination.

12.    TERMINATION OF EMPLOYMENT RELATIONSHIP. Except as set forth above, Employee and the Released Parties agree as a matter of intent that, this Agreement terminates all aspects of the employment relationship between them.

    13.    RETURN OF COMPANY PROPERTY. Employee understands and agrees that all Company Information and Business Ideas (as defined in the Confidentiality, Nonsolicitation and Assignment of Business Ideas Agreement between Employee and the Company) is the exclusive property of the Company and that Employee has no rights in or to the Company Information upon the termination of employment. Employee represents that Employee shall deliver to the Company by the expiration of the Consulting Period:

(a) all originals and electronic and paper copies of all documents and records that may contain Company Information in his possession, regardless of where such documents and records are stored including, but not limited to, on USB drives, external hard drives, and/or any cloud-based storage (for which Employee provided any necessary passwords);

(b) all property of any nature that relates to Company Information or Business Ideas in his possession, including, but not limited to, business activities, customers or prospective customers of the Company, whether prepared by Employee or others; and

(c) all property of any nature whatsoever that is in Employee’s possession, custody or control, and that is the property of the Company (e.g. cellular phones, credit cards, computer or other equipment).

EXHIBIT 10.2
Employee further represents that, after returning any electronic copies of documents, records or data to the Company, Employee has made good faith efforts to delete any remaining electronic versions from personal electronic devices (e.g. personal computers, phones, tablets).

    14.    GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of Georgia, without regard to the conflict of laws principles thereof. Employee agrees that any claim or dispute Employee may have against the Company must be resolved by a court located in Fulton County, Georgia. Employee agrees to submit to personal jurisdiction and venue in the Superior Court of Fulton County, State of Georgia for the purpose of litigating all claims or disputes between the Company and Employee.

15.    SEVERABILITY. The provisions of this Agreement are severable, and if any part of this Agreement is found by a court of law to be unenforceable, the remainder of the Agreement will continue to be valid and effective.

16.    ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between Employee and the Company concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith. Any prior agreements between or directly involving Employee and any of the Released Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company are superseded by the terms of this Agreement and thus are rendered null and void with the exception of the Confidentiality, Nonsolicitation and Assignment of Business Ideas Agreement between Employee and the Company and any other noncompetition, confidentiality, nonsolicitation and/or assignment of business ideas agreements or any prior agreements between the parties related to inventions, business ideas, and confidentiality of corporate information, which remain intact, including, but not limited to, those provided to Employee with this Agreement.

    17.    NO OTHER PROMISES. Employee affirms that the only consideration for Employee signing this Agreement is that set forth in Section 3, that no other promise or agreement of any kind has been made to or with Employee by any person or entity to cause Employee to execute this document, and that Employee fully understands the meaning and intent of this Agreement, including but not limited to, its final and binding effect.

    18.    REVIEW AND REVOCATION PERIODS. Employee acknowledges that Employee is hereby advised to consult with an attorney before signing this Agreement. Employee further acknowledges that Employee has been given twenty-one (21) days from the time that Employee receives this Agreement to consider whether to sign it, as provided by the Age Discrimination in Employment Act of 1967, as amended (ADEA). If Employee has signed this Agreement before the end of this twenty-one (21) day period, it is because Employee freely chose to do so after carefully considering its terms. Finally, Employee shall have seven (7) days from the date Employee signs this Agreement to revoke this Agreement by delivering written notice within the seven (7) day period to the following Company contact:

EXHIBIT 10.2
General Counsel
Avanos Medical, Inc.
5405 Windward Parkway
Alpharetta, Georgia 30004

If Employee does not revoke this Agreement, this Agreement will become effective and irrevocable by Employee on the eighth day after Employee has executed it. If Employee elects not to sign this Agreement within twenty-one (21) days from the date that Employee receives this Agreement or if the Employee revokes the Agreement during the foregoing applicable revocation period, this Agreement shall not become effective and the offer to enter into this Agreement shall terminate and expire automatically.

19.    LEGALLY BINDING AGREEMENT. Employee understands and acknowledges that this Agreement is final and binding following the seven (7) day revocation period provided in this Agreement.

20.    REPRESENTATION AND WARRANTY OF UNDERSTANDING. By signing below, Employee represents and warrants that Employee: (a) has carefully read and understands the terms of this Agreement; (b) is entering into this Agreement knowingly, voluntarily and of Employee’s own free will; and (c) understands its terms and significance and intends to abide by its provisions without exception.

Date:    28 April 2025                /s/ Michael C. Greiner
                        Michael C. Greiner

                        AVANOS MEDICAL, INC.

Date:    28 April 2025                By:    /s/ David Pacitti
                        Name:    David Pacitti
                        Title:    Chief Executive Officer